As filed with the U.S. Securities and Exchange Commission on November 21, 2024.

Registration No. 333-281817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ming Shing Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	1700	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ming Shing Group Holdings Limited

8/F, Cheong Tai Factory Building

16 Tai Yau Street

San Po Kong, Kowloon

Hong Kong

+852 2370 3788

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Daniel D. Nauth Nauth LPC 217 Queen Street W, Toronto, ON M5H 1P4 Canada +1 (416) 477-6031	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 United States +1 (703) 919-7285	David Danovitch, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 +1 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of filing an updated Exhibit 23.1, Consent of ZH CPA, LLC, to this registration statement on Form F-1 (the “Registration Statement”), and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 4 does not contain a copy of the prospectus or the resale prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement filed on September 27, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

Part II.

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors, director nominees, and executive officers, which will become effective on the closing date of the Company’s Offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

Prior to the date of this Prospectus, we issued certain number of Ordinary Shares to Mr. Chi Ming Lam pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities:

On August 2, 2022, the Company was incorporated in the Cayman Islands and issued 50,000 ordinary shares at par value of US$1 to Mr. Chi Ming Lam. On August 17, 2022, MS (HK) Construction Engineering Limited (“MSC”) was incorporated in the British Virgin Islands as a wholly owned subsidiary of the Company. On November 25, 2022, MSC entered into share exchange agreements with the Company and Mr. Chi Ming Lam. Pursuant to the share exchange agreements, the Company issued 11,249 ordinary shares at par value of US$1 to Mr. Chi Ming Lam in exchange of 100% ownership of MS (HK) Engineering Limited and MS Engineering Co., Limited via MSC. Upon completion of the above share exchange, MS (HK) Engineering Limited and MS Engineering Co., Limited became direct wholly-owned subsidiaries of MSC. On November 25, 2022, Mr. Chi Ming Lam proposed to surrender 49,999 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on December 2, 2022. On December 5, 2022, Mr. Chi Ming Lam, the then sole shareholder of our Company resolved and approved a subdivision of each of the issued and unissued shares with a par value of USD1 each into 2,000 shares with a par value of USD0.0005 each as part of the Company’s reorganization (the “Share Subdivision”). Subsequent to the Share Subdivision, the authorized share capital of the Company shall become USD50,000 divided into 100,000,000 ordinary shares with a par value of USD0.0005 each, of which 22,500,000 Ordinary Shares were held by Mr. Chi Ming Lam. Mr. Chi Ming Lam proposed to surrender 6,450,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on December 8, 2022. Mr. Chi Ming Lam proposed to surrender 2,925,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 2, 2023. Mr. Chi Ming Lam proposed to surrender 375,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 12, 2023. Mr. Chi Ming Lam proposed to surrender 1,500,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 15, 2023. Subsequently, Mr. Chi Ming Lam holds 11,250,000 Ordinary Shares of the Company with a par value of USD0.0005.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

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Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1*	Articles of Association of Ming Shing Group Holdings Limited

3.2*	Memorandum of Association of Ming Shing Group Holdings Limited

3.3*	Amended and Restated Articles of Association of Ming Shing Group Holdings Limited

3.4*	Amended and Restated Memorandum of Association of Ming Shing Group Holdings Limited

3.5*	Second Amended and Restated Articles of Association of Ming Shing Group Holdings Limited

3.6*	Second Amended and Restated Memorandum of Association of Ming Shing Group Holdings Limited

4.1*	Specimen Ordinary Share Certificate

5.1*	Opinion of Ogier as to the validity of the Ordinary Shares

5.2*	Opinion of David Fong & Co. as to the Laws and Regulations of Hong Kong (included in Exhibit 8.2)

8.1*	Opinion of Polaris Tax Counsel Regarding U.S. Tax Matters

8.2*	Opinion of David Fong & Co. Regarding Hong Kong Tax Matters

10.1*	Office Lease

10.2*	Form of Indemnification Agreement between Ming Shing Group Holdings Limited and its directors and executive officers

10.3*	Form of Director Agreement between Ming Shing Group Holdings Limited and its director, CEO, and chairman of the board, Chi Ming Lam

10.4*	Form of Employment Agreement between Ming Shing Group Holdings Limited and its CFO, Pik Chun Lin

10.5*	Form of Employment Agreement between Ming Shing Group Holdings Limited and its CAO, Chi Hei Tsoi

10.6*	Form of Independent Director Agreement between Ming Shing Group Holdings Limited and each director nominee

21.1*	List of Subsidiaries

23.1**	Consent of ZH CPA, LLC

23.2*	Consent of Ogier

23.3*	Consent of David Fong & Co. (included in Exhibit 8.2)

23.4*	Consent of China Commercial Law Firm (included in Exhibit 99.2)

23.5*	Consent of Frost & Sullivan

24.1*	Power of Attorney (included on the signature page to the previously filed registration statement)

99.1*	Frost & Sullivan Report

99.2*	Opinion of China Commercial Law Firm regarding certain PRC matters

99.3*	Consent of Wai Chun Chik

99.4*	Consent of Dongjie Lao

99.5*	Consent of Yu Yuan

99.6*	Code of Business Conduct and Ethics of Ming Shing Group Holdings Limited

99.7*	Insider Trading Policy

99.8*	Executive Compensation Recovery Policy

107*	Filing Fee Table

* Previously filed

** Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 21st day of November, 2024.

Ming Shing Group Holdings Limited

/s/ Chi Ming Lam
Name:	Chi Ming Lam
Title:	Chairman of the Board and Chief Executive Officer

/s/ Pik Chun Lin
Name:	Pik Chun Lin
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chi Ming Lam	Chairman of the Board of Directors and Chief Executive Officer	November 21, 2024
Name: Chi Ming Lam	(Principal Executive Officer)

/s/ Pik Chun Lin	Chief Financial Officer	November 21, 2024
Name: Pik Chun Lin	(Principal Financial Officer)

/s/ Chi Hei Tsoi	Chief Accounting Officer	November 21, 2024
Name: Chi Hei Tsoi	(Principal Accounting Officer)

*	Independent Director	November 21, 2024
Name: Wai Chun Chik

*	Independent Director	November 21, 2024
Name: Dongjie Lao

*	Independent Director	November 21, 2024
Name: Yu Yuan

* By:	/s/ Chi Ming Lam	November 21, 2024
Chi Ming Lam
Attorney-in-Fact

* By:	/s/ Pik Chun Lin	November 21, 2024
Pik Chun Lin
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York, State of New York, on November 21, 2024.

Authorized U.S. Representative — Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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